Exhibit 5

             Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                   as to the legality of the securities
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           [LETTERHEAD OF ELIAS, MATZ, TIERNAN & HERRICK, LLP]



                               July 15, 1997

Board of Directors
PennFirst Bancorp, Inc.
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117

                   Re:  Registration Statement on Form S-8
                        195,000 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as special counsel to PennFirst Bancorp, Inc., a Pennsylvania corporation ("PennFirst"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 195,000 shares of common stock, par value $.01 per share ("Common Stock"), to be issued upon the exercise of stock options and/or appreciation rights (referred to as "Option Rights") granted pursuant to PennFirst's 1997 Stock Option Plan ("Stock Option Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Stock Option Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding and issued Common Stock of PennFirst. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

        In this regard, we have reviewed the Registration Statement and related Prospectus for the Plan, the Amended and Restated Articles of Incorporation and Bylaws of PennFirst, the Stock Option Plan, a specimen stock certificate evidencing the Common Stock of PennFirst and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of PennFirst and such other instruments, certificates and representations of public officials, officers and representatives of PennFirst as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

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Board of Directors
July 15, 1997
Page 2

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Stock Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of PennFirst and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to PennFirst in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Stock Option Plan, when issued and sold pursuant to the Stock Option Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of PennFirst.

        We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Stock Option Plan and to the filing of this opinion as an exhibit to the Registration Statement.


                            Very truly yours,

                            ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                            By: /S/ JEFFREY D. HAAS
                               Jeffrey D. Haas, a Partner